FORM OF
                                AMENDED EXHIBIT A


     THIS Exhibit A, amended as of __________, 2000 is Exhibit A to that Sub-Administration and Accounting Services Agreement dated August 12, 1999, among PFPC Inc., E*TRADE Asset Management, Inc. and E*TRADE Funds.




                                   PORTFOLIOS
                                  ------------

                         E*TRADE Technology Index Fund

                         E*TRADE E-Commerce Index Fund

                         E*TRADE Global Titans Index Fund

                         E*TRADE Financial Sector Index Fund

PFPC INC.

By:___________________

Title:________________



E*TRADE FUNDS

By:___________________

Title:________________



E*TRADE ASSET MANAGEMENT, INC.

By:____________________

Title:_________________